UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 27, 2011

Echo Therapeutics, Inc.
 (Exact name of Company as specified in its charter)

Delaware	000-23017	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8Penn Center 1628 JFK Blvd., Suite 300 Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code: (215) 717-4100

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

    On October 27, 2011, Echo Therapeutics, Inc. (the “Company”) entered into an agreement (the “Agreement”) with Platinum Long Term Growth VII, LLC (“Platinum”) and Platinum Montaur Life Sciences, LLC (“Montaur”) pursuant to which Platinum and Montaur exercised certain warrants described below and, in lieu of delivering the cash exercise price for such warrant exercises, Montaur, on behalf of itself and Platinum, surrendered an aggregate of 170.1672 shares of the Series B Perpetual Preferred Stock (“Series B Stock”) of the Company held by it as full payment therefor (the “Exchange”). After giving effect to the Agreement, the Company has no issued and outstanding Series B Stock.

    The following warrants (collectively, the “Warrants”) were exercised by Platinum and Montaur pursuant to the Agreement:

(i)
the Warrant to Purchase Common Stock, par value $.01, of the Company (the “Common Stock”), issued on or about June 15, 2007 (the “June 2007 Warrant”), by Echo Therapeutics, Inc. (f/k/a Sontra Medical Corporation), a Minnesota corporation (“Old Echo”), to Platinum, which is exercisable for an aggregate of 180,000 shares of Common Stock at a per share exercise price of $0.75;

(ii)
the Warrant to Purchase Shares of Common Stock, issued on or about February 11, 2008 (the “February 2008 Warrant”), by Old Echo to Platinum, which is exercisable for an aggregate of 578,422 shares of Common Stock at a per share exercise price of $0.50;

(iii)
the Warrant to Purchase Shares of Common Stock, issued on or about September 30, 2008 (the “September 2008 Warrant”), by the Company, to Platinum, which is exercisable for an aggregate of 121,663 shares of Common Stock at a per share exercise price of $0.75;

(iv)
the Warrant to Purchase Shares of Common Stock, issued on or about October 31, 2008 (the “October 2008 Warrant”), by the Company to Platinum, which is exercisable for an aggregate of 70,000 shares of Common Stock at a per share exercise price of $0.75;

(v)
the Warrant to Purchase Shares of Common Stock, issued on or about April 8, 2009 (the “April 2009 Warrant”), by the Company to Platinum, which is exercisable for an aggregate of 250,000 shares of Common Stock at a per share exercise price of $0.75;

(vi)
the Series 1 Common Stock Purchase Warrant, issued on or about February 8, 2011 (the “Series 1 Warrant”), by the Company to Montaur, which is exercisable for an aggregate of 1,003,000 shares of Common Stock at a per share exercise price of $1.50; and

(vii)
the Series 2 Common Stock Purchase Warrant, issued on or about February 8, 2011 (the “Series 2 Warrant”), by the Company to Montaur, which is exercisable for an aggregate of 1,003,000 shares of Common Stock at a per share exercise price of $2.50.

    On or about June 9, 2008, the Company, in connection with a reincorporation merger of Old Echo, assumed the obligations of Old Echo under the June 2007 Warrant and the February 2008 Warrant.

    Article IV.A of the Certificate of Designation, Preferences and Rights of Series B Preferred (the “Series B Certificate”) requires the Company to use proceeds from certain licensing and financing transactions to redeem outstanding Series B Preferred.  In addition, the Company and Platinum entered into a letter agreement dated as of January 19, 2010 pursuant to which the Company is obligated to use 25% of the proceeds of certain financings to redeem outstanding Series B Stock (the “January Letter”).  As the sole holder of the Series B Stock, and in accordance with Article IX.E of the Series B Certificate, on several occasions Montaur (through Platinum) has waived the redemption triggered by the January Letter and by Article IV of the Series B Certificate in order to allow the Company to conserve cash from its financing activities and continue to advance its product development.

Platinum and Montaur exercised the June 2007 Warrant, the February 2008 Warrant, the September 2008 Warrant, the October 2008 Warrant and the April 2009 Warrant in full. Montaur exercised the Series 1 Warrant for 315,405 shares and exercised the Series 2 Warrant for 315,405 shares. In the aggregate, and without giving effect to any beneficial ownership limitation provisions contained in the Warrants, the Warrant exercises would result in the issuance to Platinum and Montaur of 1,830,895 shares of common stock of the Company (the “Warrant Shares”). After giving effect to the Series 2 Re-Pricing described below, the aggregate exercise price for such Warrant Shares, if paid in cash, would total $1,701,672.45 (the “Cash Exercise Price”).

In lieu of delivering the Cash Exercise Price, the Agreement stated that Montaur, on behalf of itself and Platinum, would surrender an aggregate of 170.1672 shares of Series B Stock, constituting all of the issued and outstanding Series B Stock, held by it as full payment therefor.  In consideration thereof, the Company agreed that the Series 2 Warrants to be exercised under the Agreement (and only such Series 2 Warrants) would be deemed to have an exercise price of $1.50 per share (the “Series 2 Re-Pricing”) for purposes of the Exchange.

Pursuant to the Agreement, Platinum and Montaur requested, and the Company agreed, that the Company will issue the Warrant Shares to Montaur in the form of an aggregate of 1,830.895 shares of Series C Preferred Stock, each share of which converts into 1,000 shares of Common Stock (“Series C Stock”).  Prior to the Exchange, Platinum and Montaur held 170.1672 shares of Series B Stock, each share of which has a “Face Value” of $10,000, and 4,918.106 shares of Series C Stock.  After completing the Exchange, Platinum and Montaur will have surrendered all of their Series B Stock and will hold 6,749.001 shares of Series C Stock.

Pursuant to the terms of the Certificate of Designation, Preference and Rights of Series C Preferred Stock (the "Certificate of Designation"), each share of Series C Stock is initially convertible into one thousand shares of Common Stock, subject to adjustment for stock splits, combinations or similar events. Each holder who receives Series C Stock may convert its Series C Stock at any time following its issuance.   In the event of any Liquidation Event (as defined in the Certificate of Designation), the holders of Series C Stock are entitled to receive (subject to the rights of any securities designated as senior to the Series C Stock) a per share liquidation preference equal to an amount calculated by taking the total amount available for distribution to holders of all the Company’s outstanding Common Stock before deduction of any preference payments for the Series C Stock, divided by the total of (x) all of the then outstanding shares of the Company’s Common Stock, plus (y) all of the shares of the Company’s Common Stock into which all of the outstanding shares of the Series C Stock can be converted, in each case prior to any distribution to the holders of Common Stock or any other securities designated as junior to the Series C Stock.

The foregoing descriptions of the Agreement, the Series 2 Warrant and the transactions contemplated therein and thereby do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements and instruments, which are filed as exhibits hereto and are incorporated herein by reference.

Item 3.02.   Unregistered Sales of Equity Securities.

The Company refers to Item 1.01 above, Entry into a Material Definitive Agreement, and incorporates by reference the contents of that section herein, as if fully set forth under this Section 3.02.

Item 8.01. Other Events.

    The following table shows our capitalization at June 30, 2011:

•	on an actual basis; and
•	on an as adjusted basis to reflect the Exchange described in Item 1.01.

    This table should be read in conjunction with, and is qualified in its entirety by reference to, our historical financial statements and the accompanying notes in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and in our Quarterly Report on Form 10-Q for the period ended June 30, 2011, which are incorporated by reference herein.

	June 30, 2011 (unaudited)
	Actual	As Adjusted
Cash and Cash Equivalents	$3,199,661	$3,199,661

Long-term obligations:
Capital Lease Obligation, including Current Portion	$7,238	$7,238

Stockholders’ Equity:
Perpetual Redeemable Preferred Stock:
Series B, $0.01 par value, authorized 40,000 shares, issued and outstanding 163.7182 and no shares, respectively (1)	2	‒‒
Perpetual Redeemable Preferred Stock:
Series C, $0.01 par value, authorized 10,000 shares, issued and outstanding 4,918.106 and 6,749.001 shares, respectively	49	67
Series D, $0.01 par value, authorized 3,600,000 shares, issued and outstanding 3,506,000 and 3,506,000, respectively	35,060	35,060
Common Stock, $0.01 par value, authorized 100,000,000 shares, issued and outstanding 33,979,590 and 31,126,245 shares, respectively (2)	339,798	339,798
Additional Paid-in Capital	87,661,226	87,661,226
Accumulated Deficit	(78,077,371)	(78,077,371)
Total Stockholders’ Equity	9,958,764	9,958,780
Total Capitalization	$9,966,002	$9,966,018

(1)	Series B Preferred has a preference in liquidation of $1,637,181 prior to the Exchange.

(2)
Outstanding shares of common stock as of June 30, 2011 excludes:  (a) 13,003,221 shares issuable upon the exercise of warrants that are outstanding as of such date at a weighted-average exercise price of $1.73 per share; (b) 3,162,103 shares of our common stock issuable upon the exercise of stock options outstanding under our equity incentive and stock option plans at a weighted-average exercise price of approximately $1.38 per share; and (c) 1,832,750 shares of common stock reserved for future issuance under our 2003 Stock Option and Incentive Plan and our 2008 Equity Compensation Plan.

Item 9.01.   Financial Statements and Exhibits.

The Exhibits listed in the Exhibit Index immediately preceding such Exhibits are filed with or incorporated by reference in this report.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.

Dated: November 1, 2011
	By:	/s/ Patrick T. Mooney
Patrick T. Mooney
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement between the Company, Platinum and Montaur dated as of October 27, 2011.

10.2	Series 2 Common Stock Purchase Warrant dated as of February 8, 2011.